UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)             April 16, 1999
                                                       ----------------------




                              Mark Solutions, Inc.
    -----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

    Delaware                          0-17118                    11-2864481
 -------------                    -------------             -------------------
(State or Other Jurisdiction       (Commission                (I.R.S. Employer
 of Incorporation)                 File Number)              Identification No.)


Parkway Technical Center
1515 Broad Street
Bloomfield, New Jersey                            07003
-------------------------------------------------------------
(Address of Principal Executive Offices)        (Zip Code)

Registrant's Telephone Number, Including Area Code:           (973) 893-0500
                                                         ----------------------



--------------------------------------------------------------------------------
              Former Name and Address, if Changed Since Last Report

                    INFORMATION TO BE INCLUDED IN THE REPORT



Item 5.  Other Events

On April 16, 1999, Mark Solutions, Inc. posted the following information on www.freeride.com.


INTRODUCTION

Welcome and thank you for your interest in Mark Solutions, Inc. The story at Mark is an exciting one and we are proud to be able to share it with you.

Mark Solutions, Inc. is a high tech software company that operates in two business segments: the design, manufacture and installation of (i) picture archiving and communication computer systems (PACS) marketed under the name IntraScan through our subsidiary, MarkCare Medical Systems, Inc. and, (ii) modular steel cells for detention and correctional institutions through our Mark Correctional Systems Division.

Mark Solutions, Inc. is listed on the Nasdaq SmallCap Market and trades under the ticker symbol MCSI.

WE BELIEVE OUR STOCK PRICE IS SIGNIFICANTLY UNDERVALUED.

MARKCARE MEDICAL SYSTEMS

o    Innovative Software Technology
o Our IntraScan II PACS proprietary software is a "filmless" picture, archiving and communications system marketed to radiology departments, large healthcare facilities, hospitals and outpatient imaging group practices worldwide.
o We believe the PACS market to be one of the fastest growing segments in the healthcare field with a market that exceeded $500 million in 1997 and will expand to over $2 billion by the year 2000. As hospitals move to a "filmless" environment, we believe the total market eventually will be $75 billion with software comprising 25 to 30%.
o Marketing is done primarily through a joint marketing agreement with Data General Corporation. We have formed other strategic alliances with WorldCare Technologies, Inc., Meditech (United States and Canada), Santax (Scandinavia) and Humantech (Korea and China).
o IntraScan II PACS is currently in place at various locations worldwide, including Hong Kong, Spain, Turkey and the United Kingdom, as well as domestically at Princeton Community Hospital in West Virginia.
o We have letters of intent for four additional installations including the largest radiological facility in Europe as well as for one of the most innovative hospitals in Korea.
o This product has become a worldwide solution, and with MarkCare's current alliances and other alliances in final negotiations, the future looks very promising.
o There are approximately 15 to 20 companies marketing a PACS product. The main players are Agfa, a division of Bayer, Siemens and Data General / MarkCare. We believe our competitor's software to be rigid and will not operate completely on an open Windows NT platform like our system does. We believe the market to already be judging our product as superior.
o Market entry by new players is difficult because of the complexity of the product.

MarkCare Medical Systems
Projections

                            1997(A)      1998(A)     1999(E)       2000(E)      2001(E)
               Sales       $224,000      $150,000   $1,600,000   $10,000,000   $20,000,000
Pretax Profit/(Loss)    ($1,035,934)  ($2,064,256) ($1,200,000)   $4,750,000   $11,000,000



o Valued as a separate entity using a 20 P/E on forward earnings estimates, MarkCare Medical Systems would have a valuation approaching $100 million, while the present valuation of Mark Solutions as a whole is approximately $20 million.


MARK CORRECTIONAL SYSTEMS DIVISION

   An ever-increasing prison population is driving the need for expansion of existing and new construction of correctional facilities.

         "Every 20 seconds, someone in America is arrested for a drug violation. Every week on average, a new jail or prison is built to lock more people in the world's largest penal system...

         Nearly 1 of every 150 people in this country is in prison or jail...

         Most experts failed to predict that the inmate population would triple from 1980, and now nobody seems to know how to stop the buildup."1

o    Mark  designs  and   manufactures  a   prefabricated,   installation-ready,
     light-weight steel structure which is built to construction and security specifications of each detention and correctional institution project, and can vary in size from 60 to 200 square feet per unit
o Mark's modular design is rapidly becoming accepted as the industry standard for specified steel cell construction.
o    A cost-effective solution for the end user.
o Cells allow multiple-story construction, and are manufactured to exacting tolerances which results in faster and more efficient on-site installation.
o    Mark has sold and delivered thousands of modular steel cells nationwide.
o    Currently in production on a major project for the  Commonwealth of Puerto
     Rico.
o Currently have an order backlog of approximately $10 million and expect to bid on over $30 million in projects (more than 20 projects) over the next six months, with a majority of the projects specified modular steel.
o We have been the successful bidder on 10 of the last 12 projects that were specified modular steel.
o    Projected  break-even  point is $8 to $10 million in annual sales.

     ____________________________________
     1 The New York Times, March 7, 1999

Mark Corrections Division
Projections

                            1997(A)      1998(A)     1999(E)       2000(E)      2001(E)
               Sales     $6,114,000    $12,714,000  $9,500,000    $15,000,000   $20,000,000
Pretax Profit/(Loss)    ($2,706,272)       $73,434  $1,000,000     $1,500,000   $ 2,500,000




SUMMARY

o We believe our stock price to be significantly undervalued. We intend to bring attention to this fact vigorously, particularly highlighting the value of MarkCare Medical Systems.
o Mark Solutions, Inc. provides innovative solutions to opportunities in the growing healthcare and corrections industries.
o Current order backlog of the corrections division should provide us with the ability to record profits in that division for the next twelve months without additional successes.
o We believe our software business is about to experience geometric expansion. We've added a dozen software engineers in the past six months in anticipation of business and are currently looking for at least a dozen more.
o    In 1999, the PACS market has become the premier growth area in healthcare.
o We have the product, the talent and the partners and have emerged as a major force in the market.

For additional information, please call Michael Nafash at (973) 893-0500, ext. 108, email him at mnafash@mark-solutions.com, or visit our web site at www.mark-solutions.com.


IMPORTANT NOTE: This information may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and expectations of Mark Solutions, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include the timing of project completion, meeting financial requirements, competition and changes in technology.


[ S U R V E Y ]


1. Which business segment are you more interested in?

         Corrections
         Medical

2. As a result of reading this will you

         Buy shares of Mark Solutions, Inc.
         Consider a future purchase of shares of Mark Solutions, Inc. Not purchase shares of Mark Solutions

3. What is the typical amount you would spend on a stock purchase?

         $1,000 or less
         $1,001 to $5,000
         $5,001 to f$10,000
         Over $10,000
         I don't purchase stock

4. How do you normally purchase stock?

         Online broker
         Discount broker
         Full service broker
         Don't purchase stock

5. Do you want to receive periodic information regarding Mark Solutions, Inc.?

         Yes
         No

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

Date:   April 16, 1999

                                                    MARK SOLUTIONS, INC.

                                                    By:  /s/ Michael Nafash
                                                         ---------------------
                                                         Michael Nafash,
                                                         Chief Financial Officer